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                                                                    EXHIBIT 3.55


                                STATE OF FLORIDA

                            ARTICLES OF INCORPORATION

                                       OF

                       PROVIDENT IMAGING CONSULTANTS, INC.

         The undersigned, acting as incorporator of a corporation under the Florida General Corporation Act, adopts the following Articles of Incorporation:

         FIRST: The name of the corporation is: PROVIDENT IMAGING CONSULTANTS, INC.

         Principal Office Address:    1200 S. Pine Island Road, Ste. 600,
                                      Plantation, FL 33324

         SECOND: The period of its duration is perpetual.

         THIRD: The purpose for which the corporation is organized is to engage in the transaction of any or all lawful business for which corporations may be incorporated under the provisions of the Florida General Corporation Act.

         FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 1,000 shares at One and 00/00 ($1.00) par.

         FIFTH: The street address of the initial registered office of the corporation is c/o C T CORPORATION SYSTEM, 1200 South Pine Island Road, Plantation, Florida 33324, and the name of its initial registered agent at such address is C T CORPORATION SYSTEM.

         SIXTH: The number of directors constituting the initial board of directors of the corporation is four, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

         Jere D. Creed, M.D.                         Carl Rosenkrantz, M.D.
         1200 South Pine Island Road                 600 S.W. Third Street
         Suite 600                                   Pompano Beach, Florida
         Plantation, Florida 33324                                 33060

         Victor J. Weinstein, M.D.                   Stephen Edelstien, M.D.
         1200 South Pine Island Road                 600 S.W. Third Street


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         Suite 600                                   Pompano Beach, Florida
         Plantation, Florida 33324                                 33060
         SEVENTH:  The name and address of the incorporator is:

                           Neesa K. Warlen, Esq.
                           1200 South Pine Island Road
                           Suite 600
                           Plantation, Florida  33324

DATED May 4, 1993                                    /s/ Neesa K. Warlen
                                                     __________________________
                                                     Incorporator

STATE OF FLORIDA
COUNTY OF BROWARD

         The foregoing instrument was acknowledged before me this 4th day of May, 1993 by Neesa K. Warlen.

My commission expires:                                /s/ Maria T. Aguilar
                                                      __________________________
                                                      Maria T. Aguilar

OFFICIAL SEAL

MARIA T. AGUILAR My Commission Expires June 19,1995
Comm. No. CC 119525


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                            CERTIFICATE OF AMENDMENT

                       OF CERTIFICATE OF INCORPORATION OF

                       PROVIDENT IMAGING CONSULTANTS, INC.

         We, the undersigned President and Secretary of PROVIDENT IMAGING CONSULTANTS, INC., a corporation organized under the laws of the State of Florida and located in the County of Broward, in such State, hereby certify:

         1.       The name of the Corporation is PROVIDENT IMAGING CONSULTANTS,
INC.

         2. The Certificate of Incorporation is amended by the following resolution adopted by the Stockholders on February 4, 1994;

         RESOLVED, that the Officers of the Corporation be, and they hereby are, authorized to take the necessary measures to amend the Corporation's Certificate of Incorporation by changing the name of the Corporation from Provident Imaging Consultants, Inc. to Paragon Imaging Consultants, Inc. to be effective as of the 1st day of January, 1994.

         The Certificate of Incorporation is hereby amended so that the FIRST
Article is eliminated, and the following substituted for said FIRST Article:

         FIRST:     The name of the corporation is:
                    PARAGON IMAGING CONSULTANTS, INC.

         Signed and dated at Fort Lauderdale, Florida this 3rd day of March, 1994.


                                            Provident Imaging Consultants, Inc.

                                            BY: /s/ Geri Rosenkrantz
                                                ________________________________
                                                Geri Rosenkrantz, President

                                            ATTEST: /s/ Jere D. Creed
                                                   _____________________________
                                                   Jere D. Creed, Secretary


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